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                                                                     EXHIBIT 5.1

                   [LETTERHEAD OF SIMPSON THACHER & BARTLETT]

                                                               December 23, 1996

Bowne & Co., Inc.
345 Hudson Street
New York, New York 10014
Ladies and Gentlemen:

     We have acted as your counsel in connection with the Registration Statement on Form S-3 (the "Registration Statement") of Bowne & Co., Inc., a New York corporation (the "Company"), which the Company intends to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating, among other things, 261,438 shares of the Company's common stock, par value of $.01 per share (the "Shares"), issued pursuant to an Agreement and Plan of Merger dated as of November 8, 1996 among the Company, BI Acquisition Corp., IDOC, Inc., Claudio Pinkus, Ruben Servi, Irving Feintech Family Investments, Irving Feintech, as trustee of the Irving Feintech Trust, Alex McDonnell and Software Logistics Corporation.

     We have examined a copy of the Registration Statement (including the exhibits thereto) and originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents or other instruments of the Company and have made such other and further investigations as we deemed necessary to enable us to express the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic copies, and the authenticity of the originals of such letter documents.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized by the Company and are validly issued, fully paid and nonassessable.

     We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          SIMPSON THACHER & BARTLETT